Exhibit 99.1
FOR IMMEDIATE RELEASE
FedEx Reports Strong Revenue and Earnings Growth
Operating Margin Continues to Improve
MEMPHIS, Tenn., September 21, 2006 ... FedEx Corporation (NYSE: FDX) reported earnings of $1.53 per diluted share for the first quarter ended August 31, compared to $1.10 per diluted share a year ago. Last year’s first quarter included a one-time, noncash charge of $79 million to adjust the accounting for certain facility leases, primarily at FedEx Express. Excluding this charge, earnings in last year’s first quarter would have been $1.25 per diluted share.
FedEx Corp. reported the following consolidated results for the first quarter:
•	Revenue of $8.54 billion, up 11% from $7.71 billion the previous year

•	Operating income of $784 million, up 34% from $584 million a year ago

•	Operating margin of 9.2%, up from last year’s 7.6%

•	Net income of $475 million, up 40% from $339 million the previous year
Last year’s first quarter operating margin would have been 8.5% excluding the one-time charge.
“We remain confident in our ability to achieve solid profitable growth by taking advantage of strong international trade trends, increased demand for fast-cycle logistics and the expansion of online purchasing,” said Frederick W. Smith, chairman, president and chief executive officer. “The global economy is growing at a healthy pace with the U.S. economy growing at a moderate, sustainable rate.”
Total combined average daily package volume at FedEx Express and FedEx Ground grew 5% year over year for the quarter, due to continued growth in ground and international express shipments.
During the quarter, FedEx Express announced two significant agreements. FedEx Express and the U.S. Postal Service entered into a new agreement for domestic air transportation of mail through 2013. The new agreement is expected to generate more than $8 billion in revenue over the life of the seven-year contract, which begins September 25, 2006.
Also, FedEx Express and the Air Line Pilots Association, Int’l. (ALPA), the collective bargaining representative for FedEx Express pilots, jointly announced that they reached a tentative agreement on a new labor contract. The tentative agreement will be subject to a ratification vote during the fiscal second quarter by the FedEx Express pilots and, if ratified, the four-year contract would become amendable in 2010.
Outlook
Management is revising the company’s earnings guidance to reflect up-front costs related to the proposed pilot contract. If the contract is ratified, the resulting net impact to second quarter and full-year earnings is expected to be approximately $0.20 per diluted share due to signing bonuses and other up-front compensation. FedEx now expects second quarter earnings to be $1.45 to $1.60 per diluted share, and earnings for the year to be $6.30 to $6.65 per diluted share. Excluding the impact of the up-front pilot compensation, the fiscal 2007 earnings guidance range has been increased $0.05 per share from the company’s initial guidance. The capital spending forecast for fiscal 2007 is up slightly to $3.0 billion.
FedEx Express Segment
For the first quarter, the FedEx Express segment reported:
•	Revenue of $5.64 billion, up 10% from last year’s $5.12 billion

•	Operating income of $467 million, up 64% from $285 million a year ago

•	Operating margin of 8.3%, up from 5.6% the previous year
FedEx International Priority (IP) revenue grew 17% for the quarter, as IP revenue per package grew 11%, primarily due to fuel surcharges, an increase in package weights, a higher rate per pound and favorable exchange rates. IP average daily package volume grew 6%. U.S. domestic express package revenue increased 5%. U.S. domestic revenue per package increased 7%, driven by higher fuel surcharges, the January 2006 general rate increase and revenue management actions. U.S. domestic average daily package volume declined 2%, reflecting revenue management actions that began last year.
Operating income and margin during the quarter improved due to revenue growth, revenue management and effective cost controls. Last year’s first quarter operating margin was negatively affected by a one-time, noncash charge of $75 million recorded primarily to adjust the accounting for rent escalation terms in certain facility leases, which reduced last year’s first quarter operating margin by 1.4 percentage points.
FedEx Ground Segment
For the first quarter, the FedEx Ground segment reported:
•	Revenue of $1.42 billion, up 16% from last year’s $1.22 billion

•	Operating income of $157 million, up 6% from $148 million a year ago

•	Operating margin of 11.1%, down from 12.1% the previous year
FedEx Ground average daily package volume grew 13% year over year in the first quarter due to increased commercial business and the continued growth in the FedEx Home Delivery service. Yield improved 3% primarily due to the January 2006 general rate increase and higher fuel surcharges. Operating margin was negatively affected by higher legal costs.
FedEx Freight Segment
For the first quarter, the FedEx Freight segment reported:
•	Revenue of $1.01 billion, up 14% from last year’s $892 million

•	Operating income of $150 million, up 11% from $135 million a year ago

•	Operating margin of 14.8%, down slightly from 15.1% the previous year
Less-than-truckload (LTL) yield improved 8% year over year reflecting incremental fuel surcharges and higher rates. Average daily LTL shipments increased 8% year over year due to greater demand for FedEx Freight’s regional and long-haul services.
On September 3, FedEx Corporation completed the $780 million cash purchase of the LTL assets of Watkins Motor Lines and certain affiliates. The operations of Watkins Motor Lines and Watkins Canada Express are being rebranded FedEx National LTL and FedEx Freight Canada, respectively. These strategic additions broaden the FedEx portfolio to provide a full range of complementary LTL solutions, and offer more flexibility and greater value to shippers in the heavy freight sector. The addition of Watkins is expected to add approximately $900 million to segment revenue in fiscal 2007, with no material effect on this year’s earnings.
FedEx Kinko’s Segment
For the first quarter, the FedEx Kinko’s segment reported:
•	Revenue of $504 million, down 3% from last year’s $517 million

•	Operating income of $10 million, down 38% from $16 million a year ago

•	Operating margin of 2.0%, down from 3.1% the previous year
FedEx Kinko’s revenues decreased year over year primarily due to lower copy product revenues attributed to decreased demand and a continued competitive pricing environment for these services.
The operating margin decline was primarily due to the revenue decline, along with services enhancement costs and network expansion initiatives.
In August, FedEx Kinko’s announced the details of a multi-year network expansion plan, including the model for new lower-cost centers which will be approximately one-third the size of a traditional center, and will include enhanced pack-and-ship stations and a doubling of the number of office products offered. FedEx Kinko’s opened 31 new locations during the first quarter, and plans to open a total of approximately 200 new centers during the fiscal year.
Corporate Overview
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $33 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brands. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 275,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.
Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and first quarter FY2007 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on September 21, are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.
Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage the FedEx Kinko’s and Watkins Motor Lines businesses, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.
Media Contact: Jess Bunn 901-818-7463
Investor Contact: Jim Clippard 901-818-7468
Home Page: fedex.com

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding the impact of the one-time, noncash lease accounting charge from last year’s first quarter results will allow more accurate comparisons to fiscal 2007. Likewise, excluding the impact of the expected one-time, up-front compensation to the pilots from this year’s guidance will allow more accurate comparisons to prior periods of our expected operating performance in fiscal 2007. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

	Q1 FY06 Diluted	Q1 FY06
	Earnings Per Share	Operating Margin
Non-GAAP Measure	$1.25	8.5%
Lease Accounting Charge, Net of Variable Compensation	(0.15)	(0.9%)

GAAP Measure	$1.10	7.6%

	FY07 Diluted EPS Guidance
Prior Earnings Guidance (GAAP)	$6.45	—	$6.80
Improved Earnings Outlook	0.05	—	0.05

New Earnings Guidance Excluding Up-Front Pilot Compensation Costs (Non-GAAP)	6.50	—	6.85
Net Impact of Up-Front Pilot Compensation Costs	(0.20)	—	(0.20)

New Earnings Guidance (GAAP)	$6.30	—	$6.65

FEDEX CORP. FINANCIAL HIGHLIGHTS
First Quarter Fiscal 2007
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended
	August 31
	2006	2005	%
Revenue:
FedEx Express segment	$5,640	$5,122	10%
FedEx Ground segment	1,417	1,219	16%
FedEx Freight segment	1,013	892	14%
FedEx Kinko’s segment	504	517	(3%)
Other & eliminations	(29)	(43)	NM

Total Revenue	8,545	7,707	11%
Operating Expenses:
Salaries and employee benefits	3,285	3,062	7%
Purchased transportation	896	771	16%
Rentals and landing fees	570	665	(14%)
Depreciation and amortization	399	370	8%
Fuel	941	728	29%
Maintenance and repairs	515	468	10%
Other	1,155	1,059	9%

Total Operating Expenses	7,761	7,123	9%
Operating Income:
FedEx Express segment	467	285	64%
FedEx Ground segment	157	148	6%
FedEx Freight segment	150	135	11%
FedEx Kinko’s segment	10	16	(38%)
Other & eliminations	—	—	NM

Total Operating Income	784	584	34%
Other Income (Expense):
Interest, net	(9)	(24)	NM
Other, net	(5)	(11)	NM

Total Other Income (Expense)	(14)	(35)	NM

Income Before Income Taxes	770	549	40%
Provision for Income Taxes	295	210	40%

Net Income	$475	$339	40%

Diluted Earnings Per Share	$1.53	$1.10	39%

Weighted Average Common and Common Equivalent Shares	310	308	1%
Capital Expenditures	$699	$671	4%
Average Full-Time Equivalents (FTEs in thousands)	225	217	4%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
First Quarter Fiscal 2007
(In millions)

	August 31, 2006
ASSETS	(Unaudited)	May 31, 2006
Current Assets:
Cash and cash equivalents	$2,690	$1,937
Other current assets	4,652	4,527

Total Current Assets	7,342	6,464
Net Property and Equipment	11,115	10,770
Other Long-Term Assets	5,421	5,456

	$23,878	$22,690

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities:
Current portion of long-term debt	$1,130	$850
Other current liabilities	4,493	4,623

Total Current Liabilities	5,623	5,473
Long-Term Debt, Less Current Portion	2,090	1,592
Other Long-Term Liabilities	4,144	4,114
Total Common Stockholders’ Investment	12,021	11,511

	$23,878	$22,690

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
First Quarter Fiscal 2007
(In millions)
(Unaudited)

	Three Months Ended
	August 31
	2006	2005
Operating Activities:
Net income	$475	$339
Noncash charges:
Depreciation and amortization	399	368
Other, net	42	77
Changes in operating assets and liabilities, net	(251)	(1)

Net cash provided by operating activities	665	783
Investing Activities:
Capital expenditures	(699)	(671)
Proceeds from asset dispositions	5	1

Net cash used in investing activities	(694)	(670)
Financing Activities:
Proceeds from debt issuances	999	—
Dividends paid	(28)	(24)
Other, net	(189)	(77)

Net cash provided by (used in) financing activities	782	(101)

Net increase in cash and cash equivalents	753	12
Cash and cash equivalents at beginning of period	1,937	1,039

Cash and cash equivalents at end of period	$2,690	$1,051

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
First Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended
	August 31
FINANCIAL HIGHLIGHTS	2006	2005	%
Revenue	$5,640	$5,122	10%
Operating Expenses:
Salaries and employee benefits	2,002	1,971	2%
Purchased transportation	263	241	9%
Rentals and landing fees	398	483	(18%)
Depreciation and amortization	205	193	6%
Fuel	798	628	27%
Maintenance and repairs	398	361	10%
Intercompany charges	510	358	42%
Other	599	602	(0%)

Total Operating Expenses	5,173	4,837	7%

Operating Income	$467	$285	64%

Operating Margin	8.3%	5.6%
OPERATING STATISTICS
Operating Weekdays	65	65	—
AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,166	1,180	(1%)
U.S. Overnight Envelope	703	711	(1%)
U.S. Deferred	855	897	(5%)

Total U.S. Domestic Package	2,724	2,788	(2%)
International Priority	470	445	6%

Total Average Daily Packages	3,194	3,233	(1%)

Average Daily Freight Pounds (000s):
U.S.	9,374	8,885	6%
International	1,899	2,039	(7%)

Total Avg Daily Freight Pounds	11,273	10,924	3%

YIELD
Revenue Per Package:
U.S. Overnight Box	$21.83	$20.34	7%
U.S. Overnight Envelope	11.19	10.57	6%
U.S. Deferred	12.69	11.78	8%

Total U.S. Domestic Package	16.21	15.10	7%
International Priority	62.58	56.54	11%

Composite Package Yield	$23.04	$20.80	11%

Revenue Per Freight Pound:
U.S.	$1.00	$0.88	14%
International	0.84	0.79	6%

Composite Freight Yield	$0.97	$0.86	13%

Average Full-Time Equivalents (000s)	121	125	(3%)

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
First Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended
	August 31
	2006	2005	%
FINANCIAL HIGHLIGHTS
Revenue	$1,417	$1,219	16%
Operating Expenses:
Salaries and employee benefits	241	221	9%
Purchased transportation	553	466	19%
Rentals	36	31	16%
Depreciation and amortization	61	50	22%
Fuel	31	18	72%
Maintenance and repairs	31	29	7%
Intercompany charges	136	120	13%
Other	171	136	26%

Total Operating Expenses	1,260	1,071	18%

Operating Income	$157	$148	6%

Operating Margin	11.1%	12.1%
OPERATING STATISTICS
Operating Weekdays	65	65	—
Average Daily Package Volume (000s)[1]	2,926	2,586	13%
Yield (Revenue Per Package)[1]	$7.13	$6.92	3%

[1]	Package statistics exclude FedEx SmartPost

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
First Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended
	August 31
	2006	2005	%
FINANCIAL HIGHLIGHTS
Revenue	$1,013	$892	14%
Operating Expenses:
Salaries and employee benefits	484	439	10%
Purchased transportation	83	72	15%
Rentals and landing fees	23	24	(4%)
Depreciation and amortization	31	30	3%
Fuel	112	82	37%
Maintenance and repairs	32	28	14%
Intercompany charges	14	9	56%
Other	84	73	15%

Total Operating Expenses	863	757	14%

Operating Income	$150	$135	11%

Operating Margin	14.8%	15.1%
OPERATING STATISTICS
LTL Operating Weekdays	65	65	—
LTL Shipments Per Day (000s)	70	65	8%
Weight Per LTL Shipment (lbs)	1,130	1,132	(0%)
LTL Revenue/CWT	$17.90	$16.55	8%

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS
First Quarter Fiscal 2007
(Dollars in millions)
(Unaudited)

	Three Months Ended
	August 31
	2006	2005	%
FINANCIAL HIGHLIGHTS
Revenue	$504	$517	(3%)
Operating Expenses:
Salaries and employee benefits	191	186	3%
Rentals	94	102	(8%)
Depreciation and amortization	34	36	(6%)
Maintenance and repairs	15	18	(17%)
Intercompany charges	11	4	NM
Other operating expenses:
Supplies, including paper and toner	65	67	(3%)
Other	84	88	(5%)

Total Operating Expenses	494	501	(1%)

Operating Income	$10	$16	(38%)

Operating Margin	2.0%	3.1%